As of              , 1994



Mr.



Dear Mr.        :

          This letter will evidence the agreement of Lone
Star
Industries, Inc. (the "Company") with you on the terms
specified
herein.
          1. You may, at any time within 30 days after the occurrence (during the effectiveness of this Agreement) of a Change of Control, as defined below, give the Company your written request that you be offered employment by the Company surviving such Change of Control which is Substantially Comparable, as defined below, to your employment with the Company prior to such Change of Control.  If within 30 days after
the
giving by you of such a request, such Company does not
confirm to
you in writing its offer to you of employment which is Substantially Comparable, or if such Substantially Comparable employment does not continue to be tendered to you by such Company thereafter for a period of at least one year following such Change of Control (whether because of a termination of
your
employment by such Company, for cause or otherwise, or
because of
a change in the terms of such employment so that it is no
longer
Substantially Comparable to your employment by the Company
prior
to the Change of Control), then you may by written notice to the
Company (a "Default Notice") terminate your employment and thereafter you shall be entitled to severance in an amount equal to your then current base salary for two years.  Such
severance
shall be paid in lump sum on the effective date of the termination of your employment. In addition, you shall continue to receive medical insurance and other benefits during a
period
of two years commencing upon delivery of a Default Notice
which
benefits shall be substantially comparable to those you
received
prior to the Change of Control. In furtherance and not in limitation of the immediately preceding sentence, you shall be deemed to have continued your employment at your salary
effective
prior to the Change of Control during such two-year period
for
purposes of vesting, eligibility and benefit accrual under
any
applicable employee benefit plan (subject to the
requirements of
the Internal Revenue Code of 1986, as amended).  Severance
pay
pursuant to this Agreement shall be in lieu of severance pay pursuant to any other Lone Star severance policy.
          2.   For purposes of this Agreement (i) a "Change
of
Control" shall be deemed to have occurred upon the
occurrence of
any of the following events:
          (i)  Any acquisition by any individual, entity or
group
(within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act")) (a Person) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of shares of common stock of the Company (the "Common Stock") and/or other
voting
securities of the Company entitled to vote generally in the election of directors ("Outstanding Company Voting Securities")
after which acquisition such individual, entity or group is
the
beneficial owner of twenty percent (20%) or more of either
(1)
the then outstanding shares of Common Stock or (2) the Outstanding Company Voting Securities; excluding, however, the following: (1) any acquisition by the Company, (2) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or (3) any acquisition by any corporation pursuant to a reorganization, merger, consolidation or similar corporate transaction (in each case, a
Corporate Transaction), if, pursuant to such Corporate Transaction, the conditions described in clauses (1), (2) and (3)
of paragraph (iii) of this Section 6 are satisfied; or
          (ii) A change in the composition of the Board of Directors of the Company such that the individuals who, as of the date hereof, comprise a class of directors of the Board (the members of each class of directors of the Board as of the date hereof shall be hereinafter referred to as an Incumbent
Class
and the members of all of the Incumbent Classes shall be hereinafter collectively referred to as the "Incumbent Board")
cease for any reason to constitute at least a majority of
the
class; provided, however, for purposes of this subsection
that
any individual who becomes a member of an Incumbent Class subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved in
advance
or contemporaneously with such election by a vote of at
least a
majority of those individuals who are members of the
Incumbent
Board and a majority of those individuals who are members of such
Incumbent Class (or deemed to be such pursuant to this
proviso)
shall be considered as though such individual were a member
of
the Incumbent Class; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such
terms
are used in Rule 14a-11 of Regulation 14A promulgated under
the
Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the
Board of Directors of the Company or actual or threatened
tender
offer for shares of the Company or similar transaction or
other
contest for corporate control (other than a tender offer by
the
Company) shall not be so considered as a member of the
Incumbent
Class; or
          (iii)  The approval by the stockholders of the
Company
of a Corporate Transaction or, if consummation of such
Corporate
Transaction is subject, at the time of such approval by
stock-
holders, to the consent of any government or governmental
agency,
the obtaining of such consent (either explicitly or
implicitly);
excluding, however, such a Corporate Transaction pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the outstanding shares of Common Stock and Outstanding Company Voting
Securities immediately prior to such Corporate Transaction
will
beneficially own, directly or indirectly, more than eighty percent (80%) of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction and the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors, (2) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or the corporation resulting from such Corporate Transaction and any Person beneficially owning, immediately prior to such Corporate Transaction, directly or indirectly,
twenty
percent (20%) or more of the outstanding shares of Common
Stock
or Outstanding Company Voting Securities, as the case may
be)
will beneficially own, directly or indirectly, twenty
percent
(20%) or more of, respectively, the outstanding shares of
common
stock of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the
election of directors and (3) individuals who were members
of the
Incumbent Board will constitute at least a majority of the members of board of directors of the corporation resulting from such Corporate Transaction; or
          (iv)  The approval of the stockholders of the
Company
of (1) a complete liquidation or dissolution of the Company
or
(2) the sale or other disposition of all or substantially
all of
the assets of the Company; excluding, however, such a sale
or
other disposition to a corporation, with respect to which following such sale or other disposition, (A) more than eighty percent (80%) of, respectively, the then outstanding shares
of
common stock of such corporation and the combined voting
power of
the then outstanding voting securities of such corporation entitled to vote generally in the election of directors will be then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding shares
of
Common Stock and Outstanding Company Voting Securities im-mediately prior to such sale or other disposition, (B) no Person
(other than the Company and any employee benefit plan (or
related
trust) of the Company or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, twenty percent (20%) or more of the outstanding shares of Common Stock or Outstanding
Company
Voting Securities, as the case may be) will beneficially
own,
directly or indirectly, twenty percent (20%) or more of,
respec-
tively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote
generally
in the election of directors and (C) individuals who were
members
of the Incumbent Board will constitute at least a majority
of the
members of the board of directors of such corporation.
          For purposes of this Agreement, "Substantially Comparable" employment shall mean employment which (a) on balance, is at the same or a higher level of responsibility and title; (b) has a compensation package which, in total, is equivalent or superior to your compensation package in effect prior to the Change of Control; and (c) is at a location no
more
than 25 miles from (and located in the same State as) your
then
current employment location.
          3.   This Agreement shall not confer upon you any
right
to continuance of employment with the Company or with any successor or in any way interfere with the right of the Company or such successor to terminate such employment.
          4.   This Agreement constitutes the entire
agreement
between the parties and may not be changed or modified
except by
an agreement in writing signed by you and the Company. The effectiveness of this Agreement shall commence as of
,
1994 and shall terminate on            , 1999.
          5.   This Agreement shall be governed by and
construed
in accordance with the laws of the State of Connecticut.
          6.   This Agreement shall inure to the benefit of,
and
be binding upon, any successor in interest or assign of the Company. This Agreement cannot be assigned by you without prior written consent of the Company.
          7.   a.   Any dispute relating to this Agreement
arising between you and the Company (or any successor or
assign)
shall be settled by arbitration in accordance with the
commercial
arbitration rules of the American Arbitration Association ("AAA"). The arbitration proceedings, including the rendering of an award, shall take place in Stamford, Connecticut (or such other location mutually agreed upon by the Company and you), and shall be administered by the AAA.
               b. The arbitral tribunal shall be appointed within 30 days of the notice of dispute, and shall consist of three arbitrators, one of which shall be appointed by the Company, one by you, and the third by both you and the Company jointly; provided, however, that, if you and the Company do
not
select the third arbitrator within such 30-day period, such
third
arbitrator shall be chosen by the AAA as soon as practicable following notice to the AAA by the parties of their inability to choose such third arbitrator.
               c.   Decisions of such arbitral tribunal
shall be
in accordance with the laws of the State of Connecticut (excluding the conflicts of law rules which require the application of any other law). The award of any such arbitral tribunal shall be final (except as otherwise provided by the laws
of the State of Connecticut and the Federal laws of the
United
States, to the extent applicable).  Judgment upon such award may
be entered by the prevailing party in any state or Federal
court
sitting in Connecticut or any other court having
jurisdiction
thereof, or application may be made by such party to any
such
court for judicial acceptance of such award and an order of
enforcement.
               d.   The Company shall reimburse you for all
costs, including reasonable attorneys' fees, in connection
with
any proceeding (whether or not in arbitration) to obtain or enforce any right or benefit under this Agreement in which you are the prevailing party.
          8.   All notices, communications, etc., shall be
sent
to:
               (a)  Corporate Secretary
                    Lone Star Industries, Inc.
                    300 First Stamford Place
                    Stamford, CT  06912

               (b)  Mr. Harry M. Philip
                    2419 Lakeshore Drive
                    Jackson, MO 63755




                              Very truly yours,

                              LONE STAR INDUSTRIES, INC.



                              By


Read and Agreed to: